April 30, 2003


INSTITUTIONAL FIDUCIARY TRUST
One Franklin Parkway
San Mateo, CA 94403-1906


Gentlemen:

      We propose to acquire the shares of beneficial interest (the "Shares") of Franklin Structured Large Cap Growth Equity Fund (the "Fund"), a series of Institutional Fiduciary Trust (the "Trust"), as indicated in the chart below.


Fund                   #Shares      Price/Share       Total

---------------------------------------------------------------
Franklin Structured
Large Cap Growth         200,000       $10.00      $2,000,000
Equity Fund
---------------------------------------------------------------
---------------------------------------------------------------

Total                                              $2,000,000
---------------------------------------------------------------

      We will purchase the Shares in a private offering prior to the effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial advance in connection with the operations of the Fund.

      We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.


Sincerely,

FRANKLIN RESOURCES, INC.


By:   /s/ MURRAY L. SIMPSON
      Murray L. Simpson
      Executive Vice President